EXHIBIT 1.1

SMITH MICRO SOFTWARE, INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

March 10, 2021

B. Riley Securities, Inc.

As Representative of the Several Underwriters

set forth on Schedule A hereto

c/o B. Riley Securities, Inc.

11100 Santa Monica Boulevard

Suite 800

Los Angeles, CA 90025

Ladies and Gentlemen:

Smith Micro Software, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) pursuant to this Underwriting Agreement (this “Agreement”) an aggregate of 9,520,787 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Shares”). In addition, the Company proposes to grant to the Underwriters pursuant to the terms of this Agreement, the option to subscribe for up to an additional 1,428,118 Common Shares, representing fifteen percent (15%) of the Firm Shares to be subscribed for at the option of the Underwriters (the “Option Shares” and, together with the Firm Shares, the “Shares”). B. Riley Securities, Inc. is acting as the representative of the Underwriters and in such capacity is hereinafter referred to as the “Representative.”

On March 8, 2021, the Company entered into a Membership Interest and Asset Purchase Agreement (the “Purchase Agreement”) to acquire certain assets of Avast plc, a public company limited by shares organized under the laws of England and Wales (“Avast”), certain of their affiliates, and AVG Technologies USA, LLC, a Delaware limited liability company (“AVG”), and the membership interests of Location Labs, LLC, a Delaware limited liability company (the “Acquisition,” and such acquired assets and membership interests collectively, the “Avast Family Safety Mobile Business”), pursuant to the terms and conditions described therein and disclosed in the Pricing Prospectus and in the Prospectus (each as defined below).

As used in this Agreement:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” the rules and regulations promulgated under the 1934 Act.

“Applicable Time” means 6:30 p.m., New York City time, on the date of this Agreement, or such other time as agreed by the Company and the Representative.

“Base Prospectus” means the base prospectus included in the Initial Registration Statement at the time of effectiveness thereof.

“Commission” means the Securities and Exchange Commission.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“General Disclosure Package” means the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule C hereto, all considered together.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Nasdaq” means the Nasdaq Capital Market.

“Preliminary Prospectus” means any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 of the 1933 Act Regulations.

“Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Prospectus” means the Base Prospectus, as supplemented by the final prospectus supplement relating to the offer and sale of the Shares, in the form filed pursuant to and within the time limits described in Rule 424(b) under the 1933 Act Regulations.

References herein to the Company or its subsidiaries do not include the Avast Family Safety Mobile Business.  References herein to “to the Company’s knowledge” shall mean such knowledge after reasonable inquiry.

SECTION 1.Sale and Purchase.

On the basis of the representations, warranties and agreements, and subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell the Firm Shares to the Underwriters, and the Underwriters agree, severally and not jointly, to subscribe for the Firm Shares, at a subscription price of $6.439 per share (the “Purchase Price”), in such amounts as are set forth opposite the names of such Underwriters on Schedule A hereto. The Underwriters have advised Company that they propose to make a public offering of the Shares as soon after this Agreement has become effective as in their judgment is advisable.

In addition, the Company hereby grants to the Underwriters the option to subscribe for, and upon the basis of the representations, warranties and agreements, and subject to the terms and conditions set forth in this Agreement, the Underwriters shall have the right to subscribe for, all or a portion of the Option Shares, solely to cover over-allotments, at the Purchase Price. This option may be exercised by the Underwriters any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Company (“Option Shares Notice”). The Option Shares Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be issued, which shall not be earlier than the Closing Date or the second (2nd) business day after the date of the Option Shares Notice, nor later than the tenth (10th) business day after the date of the Option Shares Notice (such date and time being herein referred to as the “Option Closing Date”). As of the Option Closing Date, the Company will issue and sell to the Underwriters, and the Underwriters will purchase, the number of Option Shares set forth in the Option Shares Notice. On the Option Closing Date, each Underwriter agrees, severally and not jointly, to subscribe for the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Option Shares to be subscribed for on the Option Closing Date as the number of Firm Shares set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

SECTION 2.Payment and Delivery.

(a)Firm Shares.  Payment of the Purchase Price for the Firm Shares shall be made to the Company by same day Federal Funds wire transfer against delivery of the Firm Shares to the Underwriters through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York time, on March 15, 2021 (the “Closing Date”), which date shall be the second business day after the trade date of March 11, 2021.  Electronic transfer of the Firm Shares shall be made to or as instructed by the Representative at the Closing Date, in such names and in such denominations as the Representative shall specify, in accordance with this Agreement, with at least 48 hours’ prior notice to the Company, with any transfer taxes payable in connection with the transfer of the Firm Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

(b)Option Shares.  If the option for Option Shares is exercised, payment of the Purchase Price for the Option Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares.  Electronic transfer of the Option Shares shall be made to or as instructed by the Representative at the Option Closing Date, in such names and in such denominations as the Representative shall specify with at least 48 hours’ prior notice to the Company.

(c)Deliveries.  Deliveries of the documents described in SECTION 1 with respect to the subscription for the Shares and/or the Option Shares, as the case may be, shall be made at the offices of Sheppard, Mullin, Richter & Hampton LLP, counsel for the Underwriters, at 10:00 A.M., New York time, on the Closing Date or Option Closing Date, as applicable.

SECTION 3.Representations and Warranties.

The Company represents and warrants to the Underwriters as of the Applicable Time (as defined above), the Closing Date and any Option Closing Date, and agrees with the Underwriters, as follows.  Any certificate signed by any officer of the Company or any of its Subsidiaries that is delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(a)Due Organization of the Company. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect (as defined below).

(b)Due Organization of Subsidiaries. Each subsidiary of the Company identified on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which report is incorporated by reference in the Registration Statement (each, a “Subsidiary” and, collectively, the “Subsidiaries”), has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect (as defined below). None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

(c)Due Authorization of Agreement. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, the compliance by the Company with the terms hereof and the consummation by the Company of the transactions contemplated hereby (including the Acquisition) have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement, when executed and delivered by the Representative on behalf of the Underwriters, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law).

(d)No Conflict.   The execution, delivery and performance by the Company of this Agreement does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation, as amended or restated, or bylaws, as amended or restated, or similar organizational document (in each case as the same may be amended or restated) of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(e)No Consent. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and compliance by the Company with the terms hereof and the consummation of the transactions contemplated hereby (including the Acquisition), except as have been made or obtained and except as may be required by and made with or obtained from (i) the 1933 Act, the 1933 Act Regulations and state securities laws or regulations, (ii) the rules of FINRA and (iii) the rules of Nasdaq (as defined below).

(f)Acquisition. The Purchase Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and to the knowledge of the Company, the Purchase Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the parties thereto, enforceable against such in accordance with its terms, except as the enforcement thereof may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law). Subject to satisfaction (or waiver) of the conditions precedent set forth in the Purchase Agreement, the Company expects that the transaction contemplated by the Purchase Agreement will be consummated in all material respects on the terms and by the date and as contemplated by the Purchase Agreement and the description thereof set forth in the General Disclosure Package and the Prospectus.

(g)Authorization and Description of Shares. The Shares to be subscribed for by the Underwriters from the Company have been duly authorized and are available for issue to the Underwriters pursuant to this Agreement and, when issued and sold by the Company pursuant to this Agreement against payment of the Purchase Price set forth herein, will be validly issued and fully paid and non-assessable, and the issue of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Shares conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability for the obligations or liabilities of the Company by reason of being such a holder.

(h)Registration Statement. A registration statement on Form S-3 (File No. 333-238053) (including all amendments thereto, the “Initial Registration Statement”) in respect of the Shares has been filed with the Commission pursuant to Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”).  The Company meets the requirements to use Form S-3 under the Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Underwriters, have been declared effective by the Commission in such form and meet the requirements of the 1933 Act and the 1933 Act Regulations.  The proposed offering of the Shares may be made pursuant to General Instruction I.B.1 of Form S-3. Other than (A) the Initial Registration Statement, (B) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the 1933 Act and the 1933 Act Regulations (a “Rule 462(b) Registration Statement”), (C) any Preliminary Prospectus (as defined above), (D) the Prospectus (as defined above) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the 1933 Act Regulations in accordance with SECTION 4(a) hereof and (v) any Issuer Free Writing Prospectus (as defined above), no other document with respect to the offer or sale of the Shares has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued under the 1933 Act, and no order preventing or suspending the use of any Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened. The Initial Registration Statement including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and deemed by virtue of Rules 430A and 430B under the Securities Act to be part of the Initial Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement.” If the Company has filed a Rule 462(b) Registration Statement, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

At the respective times that the Registration Statement and any amendments thereto became or become effective as to the Underwriters and at each Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. Any reference herein to the Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus under the 1934 Act and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus, when they became effective or at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and any further documents so filed and incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus, when such documents are filed with Commission, will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or to be filed as exhibits thereto that have not been so described and filed as required.

(j)Accurate Disclosure. At the Applicable Time and as of the Closing Date or the Option Closing Date, neither (i) the General Disclosure Package, nor (ii) any individual Limited Use Free Writing Prospectus, nor (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the 1933 Act Regulations), when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, in each case at its effective time contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package, the Prospectus (or any amendment or supplement thereto), or the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the 1933 Act Regulations) made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the list of Underwriters and their respective underwriting allotments and information in the “Discounts, Commissions and Expenses,” “Price Stabilization, Short Positions and Penalty Bids,” “Other” and various “Notice” sections under the heading “Underwriting” in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) (collectively, the “Underwriter Information”) as such statements relate to the Underwriters.

(k)Statements. The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Capitalization”, “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders”, and ”Capital Stock” insofar as they purport to constitute a summary of the terms of the Shares or describe the provisions of legal matters, laws, legal conclusions, statutes and regulations and documents referred to therein, are accurate, complete and fair in all material respects.

(l)Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate and such data agree with the sources from which they are derived.

(m)Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, at the time of filing with the Commission, complied or will comply in all material respects with the 1933 Act. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Prospectus and the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this paragraph shall not apply to information contained in or omitted from the Registration Statement, Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(n)Company Not Ineligible Issuer. At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the 1933 Act, including the Company or any Subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the 1933 Regulations (without taking into account of any determination by the Commission pursuant to Rule 405 of the 1933 Regulations that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the 1933 Act.

(o)Distribution of Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the General Disclosure Package or the Prospectus or other materials permitted by the 1933 Act to be distributed by the Company; provided, that the Company has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus except in accordance with this Agreement. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) of the 1933 Act Regulations. The Company has not engaged in any oral or written “testing-the-waters” communications relating to the Shares with potential investors undertaken in reliance on Section 5(d) of the 1933 Act and Rule 163B promulgated thereunder.

(p)Capitalization. The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued Common Shares have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Shares contained in the General Disclosure Package and the Prospectus. After giving effect to the issuance of the Firm Shares, the anticipated issuance of shares of common stock for the Acquisition and the use of the net proceeds therefrom as described in the Pricing Prospectus, the Company would have, for illustrative purposes only as of December 31, 2020, an authorized capitalization as set forth under each of the pro forma and pro forma, as adjusted columns of the share capital table in the section of the Pricing Prospectus entitled “Capitalization”; and all of the issued shares of each subsidiary of the Company will have been duly and validly authorized and issued and be fully paid and will be owned directly or indirectly by the Company, free and clear of all liens, equities, rights, charges, encumbrances and other interests (“Liens”), except for such Liens or encumbrances described in the Pricing Prospectus and the Prospectus.

(q)Financial Statements of the Company. The financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects, the combined financial position of the Company and its subsidiaries as of December 31, 2020 and 2019, and the results of its operations and its cash flows of the Company and its Subsidiaries for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. All non-GAAP financial information included in the Registration Statement, the General Disclosure Package and the Prospectus complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. Except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the 1933 Act, Item 303(a)(4)(ii)). The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma condensed combined financial statements of the Company and its consolidated subsidiaries and the related notes thereto included under the caption “Unaudited Pro Forma Condensed Combined Financial Statements” and elsewhere in the Pricing Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments used in the preparation thereof give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements and such other pro forma financial information included in the Pricing Prospectus and the Prospectus. The pro forma financial statements included in the Pricing Prospectus and the Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein. The selected financial data, the summary financial information and any other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein, except as disclosed therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(r)Financial Statements of the Avast Family Safety Mobile Business. To the Company’s knowledge, (i) the abbreviated financial statements of the Avast Family Safety Mobile Business, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Pricing Prospectus and the Prospectus fairly present, in all material respects, the financial position and the results of operations and changes in financial position of the Avast Family Safety Mobile Business at the respective dates or for the respective periods therein specified, and (ii) such abbreviated financial statements and related notes and schedules (A) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the Registration Statement, the General Disclosure Package, the Pricing Prospectus and the Prospectus and (B) comply in all material respects, as it relates to abbreviated financial statements, with the 1933 Act, the 1933 Act Regulations, the 1934 Act, and the 1934 Act Regulations.

(s)Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 under the 1934 Act Regulations) sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP. The Company’s internal control over financial reporting is effective and the Company is not aware of any “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or its Subsidiaries who have a significant role in the Company’s internal controls. Since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its Subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(t)Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(u)Independent Accountants. SingerLewak LLP, who have expressed their opinion with respect to the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package, the Pricing Prospectus and the Prospectus and delivered their reports with respect thereto, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board. To the knowledge of the Company, SingerLewak LLP, who has audited certain financial statements of the Avast Family Safety Mobile Business, and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, was an independent registered public accounting firm with respect to Avast, as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(v)No Material Adverse Change in Business. Except as otherwise stated therein, since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package, the Pricing Prospectus and the Prospectus, (i) there has been no material adverse change or effect on (A) the business, properties, management, financial position, shareholders’ equity or results of operations of (1) the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the General Disclosure Package, or (2) to the Company’s knowledge, the Company and its subsidiaries and the Avast Family Safety Mobile Business, taken as a whole, as applicable, except as set forth or contemplated in the General Disclosure Package or the Prospectus, (B) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares and the consummation of the transactions contemplated in the General Disclosure Package and the Prospectus (any such item, a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its Subsidiaries considered as one enterprise, and (iii) except as disclosed in the General Disclosure Package or the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock.

(w)Payment of Taxes. The Company and its Subsidiaries have timely filed all United States federal income and other material tax returns that they were required by law to file (taking into account any valid extensions thereof), and all taxes required to be paid by the Company and each of its Subsidiaries that are due and payable have been paid, except for such taxes as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established by the Company and its Subsidiaries or except where the failure to pay such taxes would not have a Material Adverse Effect.

(x)Title to Property. The Company and its Subsidiaries have and, other than with respect to those liens disclosed in the disclosure schedules to the Purchase Agreement, which are to be released at the closing of the Acquisition (and any such failure to release will constitute a material adverse effect under thereunder), to the knowledge of the Company, the Avast Family Safety Mobile Business has, good and marketable title to all property (whether real or personal) owned by them, in each case, free and clear of all Liens of any kind except such as (A) are described in the General Disclosure Package and the Prospectus or (B) would not, individually or in the aggregate, have a Material Adverse Effect. The property held under lease by the Company and its Subsidiaries and, to the knowledge of the Company, by the Avast Family Safety Mobile Business, is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its Subsidiaries or, to the knowledge of the Company, the Avast Family Safety Mobile Business.

(y)Intellectual Property. The Company and each of its Subsidiaries owns, possesses, has a valid license to use, or can acquire on reasonable terms, all Intellectual Property reasonably necessary for the conduct of the Company’s and its Subsidiaries’ business as now conducted or as described in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, license or acquire such rights would not result in a Material Adverse Effect.  “Intellectual Property” means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus: (i)  to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except for such infringement, misappropriation or violation as would not result in a Material Adverse Effect; (ii) there is no pending or, to the Company’s knowledge, threatened material action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any such Intellectual Property; (iii) the Intellectual Property owned by the Company and its Subsidiaries, and the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, except for such invalidity or unenforceability as would not result in a Material Adverse Effect, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, except for such action, suit, proceeding or claim as would not result in a Material Adverse Effect; and (v) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries, except for any such violation as would not result in a

Material Adverse Effect.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property, except where failure to do so would not result in a Material Adverse Effect.

(z)Information Technology. Except as would not result in a Material Adverse Effect: (i) the information technology systems, equipment and software used by the Company and its Subsidiaries in their business (the “IT Assets”) (A) are adequate for the operation of the business of the Company and its Subsidiaries as currently conducted, (B) operate and perform in accordance with their documentation and functional specifications and otherwise as required by the Company or its Subsidiary’s business as currently conducted and (C) are free of any viruses, “back doors,” “Trojan horses,” “time bombs,” “worms,” “drop dead devices” or other software or hardware components that are designed or intended to interrupt use of, permit unauthorized access to, or disable, damage or erase any software; (ii) the Company and its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology processes consistent with applicable standard industry practices; and (iii) to the Company’s knowledge and except to the extent described in the Registration Statement, the Pricing Prospectus and the Prospectus, no person has gained unauthorized access to any IT Asset since the Company’s inception.

(aa)Insurance. The Company and its Subsidiaries and, to the knowledge of the Company, the Avast Family Safety Mobile Business carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect, except as would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, the Avast Family Safety Mobile Business has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

(bb)Possession of Licenses and Permits. The Company and its Subsidiaries and, to the knowledge of the Company, the Avast Family Safety Mobile Business possess adequate certificates, licenses, authorities or permits issued by appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, the Avast Family Safety Mobile Business has received any written notice of proceedings relating to the revocation or modification of any such certificate, license, authority or permit that, if determined adversely to the Company or any of its Subsidiaries or the Avast Family Safety Mobile Business would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(cc)Material Customer Contracts.  The Company has provided the Underwriters with copies of all customer agreements for the top five customers, by revenue, for the trailing twelve (12) month period.  Except as would not have a Material Adverse Effect: (i) none of those customers has terminated, or to the Company’s knowledge threatened to terminate, its relationship with, or materially reduced, or to the Company’s knowledge threatened to materially reduce, its purchases from the Company or one of its Subsidiaries (as applicable); (ii) each such contract is valid and binding on the Company or a Subsidiary of the Company that is a party thereto and, to the Company’s knowledge, each other party thereto; (iii) is in full force and effect and enforceable in accordance with its terms, except to the extent enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to creditors’ rights generally, and to general equitable principles; (iv) the Company, its Subsidiaries and, to the Company’s knowledge, each other party thereto, have performed and complied in all material respects with all obligations required to be performed or complied with by them under each such contract; and (v) there is no default under any such contract by the Company or any of its Subsidiaries or, to the Company’s knowledge, by any other party, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries or, to the Company’s knowledge, by any other party thereto.

(dd)Absence of Labor Dispute. The Company and its Subsidiaries have each complied with all applicable laws related to employment, including, but not limited to, those related to wages, hours, worker classification and collective bargaining, except as would not cause a Material Adverse Effect. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, in each case that could have a Material Adverse Effect.

(ee)Absence of Proceedings. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries or, to the knowledge of the Company, the Avast Family Safety Mobile Business, is a party or of which any property of the Company or any of its Subsidiaries or, to the knowledge of the Company, the Avast Family Safety Mobile Business, is the subject which would, individually or in the aggregate, have a Material Adverse Effect or would materially and adversely affect the ability of the Company or its Subsidiaries to perform their respective obligations under this Agreement.

(ff)Compliance with Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries have operated and currently are in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business; and (ii) each of the Company and its Subsidiaries, and, to the knowledge of the Company, the Avast Family Safety Mobile Business is and has been in compliance with all statutes, rules or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by them.

(gg)Privacy. Except as would not result in a Material Adverse Effect: (i) with regard to their receipt, collection, handling, processing, sharing, transfer, usage, disclosure, interception, security, storage and disposal of all data and information that identifies or relates to a distinct individual, including without limitation IP addresses, mobile device identifiers, geolocation information and website usage activity data, or that is directly linked to such information (collectively, “Personal and Device Data”), the Company and its Subsidiaries have operated in a manner compliant with all applicable laws and regulations (including the European Union General Data Protection Regulation or “GDPR”) (“Privacy Legal Obligations”); (ii) the Company and its Subsidiaries have commercially reasonable policies and procedures consistent with applicable standard industry practices designed to ensure the Company and its Subsidiaries comply with such Privacy Legal Obligations; (iii) the Company and its Subsidiaries maintain commercially reasonable data security policies and procedures consistent with applicable standard industry practices designed to protect the confidentiality, security, and integrity of Personal and Device Data and to prevent unauthorized use of and access to Personal and Device

Data; (iv) the Company and its Subsidiaries have commercially reasonable policies and procedures consistent with applicable standard industry practices and contractual obligations to require key applicable third parties to which they provide any Personal and Device Data to maintain the privacy and security of such Personal and Device Data and to comply with applicable Privacy Legal Obligations; and (v) to the Company’s knowledge, there has been no unauthorized access to, or use or disclosure of, Personal and Device Data maintained by or for the Company and its Subsidiaries.

(hh)Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries or, to the knowledge of the Company, the Avast Family Safety Mobile Business or any of its directors, officers, agents, employees or affiliates is aware of, or has taken any action, directly or indirectly, that would result in, a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company.  To the knowledge of the Company, its affiliates have conducted their businesses in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(ii)Money Laundering Laws. The operations of the Company and its Subsidiaries and, to the knowledge of the Company, the Avast Family Safety Mobile Business are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries or, to the knowledge of the Company, the Avast Family Safety Mobile Business with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)OFAC.   None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries or, to the knowledge of the Company, the Avast Family Safety Mobile Business or any of its directors, officers, agents or employees, is currently included on the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently included on the SDN List by OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its Subsidiaries or, to the knowledge of the Company, the Avast Family Safety Mobile Business or any of its directors, officers, agents or employees is currently the subject of any applicable sanctions administered or enforced by the U.S. Government, including, without limitation, OFAC, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”); nor is any of the Company or its Subsidiaries located, organized, or resident in a country or territory that is the subject or target of Sanctions.

(kk)Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(ll)PFIC Status. The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year ending December 31, 2020, and based on the Company’s current and expected assets, income and operations as described in the General Disclosure Package and the Prospectus, the Company believes that it is not likely to become a PFIC for the taxable year ending December 31, 2021.

(mm)No Related Party Transactions.  No relationship, direct or, to the Company’s knowledge, indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act to be disclosed in the Registration Statement which is not so disclosed or required to be disclosed under the 1934 Act and which are not so disclosed in the Company’s reports filed with the Commission pursuant to the 1934 Act.  Except as otherwise disclosed in the Registration Statement, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(nn)Brokerage Commissions. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could reasonably be expected to give rise to a valid claim against the Company or any of its Subsidiaries or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(oo)Exchange Rules. Except as described in the General Disclosure Package or the Prospectus, the Company is, and after giving effect to the sale of Shares to the Underwriters will be, in compliance in all material respects with all applicable corporate governance requirements set forth in the rules and regulations of Nasdaq.

(pp)Registration Rights. No person or entity has the right to require registration of shares of Common Shares or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as set forth in the General Disclosure Package or the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act.

(qq)Six Month Period Prior to Offering.  Except as described in the General Disclosure Package, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee or consultant compensation plans or pursuant to outstanding options, restricted stock units, rights or warrants.

(rr)Absence of Manipulation. Neither the Company nor any Subsidiary or controlled affiliate of the Company nor, to the Company’s knowledge, any other affiliate of the Company, has taken or will take, directly or indirectly, any action which is designed to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ss)Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

SECTION 4.Covenants of the Company. The Company covenants with the Underwriters as follows:

(a)Notice of Certain Events; Compliance with 1933 Act. The Company will notify the Underwriters promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement or (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)Amendment of Registration Statement or Prospectus. If at any time when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General

Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriters notice of such event, (B) prepare any amendment, supplement or filing as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus, as applicable, comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement, and (C) file with the Commission any such amendment, supplement or filing; provided, that the Company shall consider in good faith any comments received by the Underwriters or counsel for the Underwriters to any such amendment, supplement or filing. The Company will furnish to the Underwriters such number of copies of such amendment, supplement or filing as the Underwriters may reasonably request. The Company will give the Underwriters or counsel for the Underwriters notice of its intention to make any filing under the 1934 Act or the 1934 Act Regulations prior to the Closing Date and will use commercially reasonable efforts to furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will consider in good faith any comments received by the Underwriters or counsel for the Underwriters to such documents.

(c)Delivery of Registration Statements and Prospectuses. To the extent not available through EDGAR, the Company will furnish or deliver to the Underwriters and counsel for the Underwriters, without charge, upon request, (i) copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and (ii) copies of all consents and certificates of experts.  The Company will furnish to the Underwriters, without charge, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request.

(d)Blue Sky Qualifications. The Company will take promptly from time to time as may be required such actions as the Representative may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and continue such qualifications in effect, and comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) to file a general consent to service of process in any jurisdiction, or (iii) subject themselves to taxation in any such jurisdiction if they are not otherwise so subject.  The parties acknowledge and agree that to the extent that the Shares qualify as Covered Securities (as defined under Section 18 of the 1933 Act), no such actions shall be required with respect to the qualification of the Shares in any state.

(e)Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. The Company, during the period when a prospectus relating to the Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(f)Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its stockholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act; provided, that the Company will be deemed to have furnished such statement to its security holders to the extent it is filed on EDGAR.

(g)Listing. The Company will use its reasonable best efforts to maintain the listing of the Shares on Nasdaq.

(h)FINRA Filing. The Company will cooperate and assist the Underwriters, if requested by the Underwriters, with any information or documentation requested by FINRA in connection with obtaining the necessary clearance from FINRA.

(i)Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus, or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433 (any such Free Writing Prospectus approved by the Representative, a “Permitted Free Writing Prospectus”); provided, that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading (other than with respect to any Underwriter Information), the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(j)462(b). If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(k)Communications Prior to Closing. Prior to the Applicable Time and any Closing Date or Option Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior written consent of the Representative, not to be unreasonably withheld, conditioned or delayed, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law or applicable stock exchange rules.

(l)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”

(m)License. Upon reasonable request of any Underwriter in writing, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be modified, assigned, transferred or sub-licensed.

(n)Company Lock-Up.  For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), the Company agrees not to, directly or indirectly, without the prior written consent of the Representative, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or would be reasonably expected to, result in the disposition by any person at any time in the future of) any Common Shares or securities convertible into or exchangeable for Common Shares or sell or grant options, rights or warrants with respect to any Common Shares or securities convertible into or exchangeable for Common Shares, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration under the Securities Act for the offer and sale by the Company of any Common Shares or securities convertible, exercisable or exchangeable into Common Shares or any other securities of the Company or (iv) publicly disclose the intention to do any of the foregoing.  The restrictions contained in the preceding sentence shall not apply to any one or more of the following: (A) the Common Shares to be sold hereunder and any post-effective amendments to the Registration Statement filed consistent with the terms of this Agreement; (B) the issuance of Common Shares, restricted stock units, options to purchase Common Shares or units pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans in effect on the date of this Agreement or described in the Pricing Prospectus and the Prospectus or pursuant to currently outstanding restricted stock units, options, warrants or rights; (C) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to the Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares granted pursuant to or reserved for issuance under an employee benefit plan, qualified stock option plan or other employee compensation plan described in the Pricing Prospectus and the Prospectus; (D) the issuance of Common Shares in connection with the acquisition of the business, property or assets of, or a majority or controlling portion of the equity of, or a business combination, a joint venture, commercial relationship or other strategic transaction with, another entity in connection with such transaction by the Company or any of its Subsidiaries; provided, that the aggregate number of securities (on an as-converted, as-exercised or as-exchanged basis) issued or issuable pursuant to this clause (D) does not exceed 10% of the number of Common Shares outstanding immediately after the offering of the Shares pursuant to this Agreement determined on a fully-diluted basis; provided, further, that each recipient of securities pursuant to this clause (D) will execute a lock-up agreement substantially in the form of Exhibit A hereto with respect to the remaining portion of the Lock-Up Period; or (E) the issuance and subsequent registration (as contemplated by the Purchase Agreement) of Common Shares, if any, pursuant to the Acquisition. Each officer, director and shareholder of the Company set forth on Schedule D hereto has furnished to the Underwriters a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

SECTION 5.Payment of Expenses.

(a)Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including (i) the printing and delivery of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, and any amendments, supplements and exhibits thereto or (as required) any document incorporated by reference therein, (ii) the preparation, issuance and delivery of the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of SECTION 4(d) hereof, including filing fees (where necessary in the reasonable judgment of counsel to the Underwriters) and the reasonable, fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto, (v) all fees and expenses in connection with listing the Shares on Nasdaq, (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares, (vii) the preparation, filing, and as requested printing and delivery to the Underwriters of copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (viii) the fees and expenses of any transfer agent or registrar or depositary for the Shares, (ix) the reasonable costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, actual expenses associated with the production of road show slides and graphics, communication and electronic marketing expenses, the fees and expenses of any consultants engaged in connection with the road show presentations, reasonable travel and lodging expenses of the Company and the Underwriters, and, the cost of aircraft and other transportation (including ground transportation) chartered in connection with the road show, (x) all costs of background investigations, (xi) a structuring fee of $930,000 to be paid to the Representative on the Closing Date, (xii) the reasonable, out-of-pocket, accountable and bona fide fees and expenses of the Underwriters, including the fees, disbursements and expenses of counsel to the Underwriters (not to exceed $175,000 in the aggregate, exclusive of any fees and expenses of counsel to the Underwriters that shall be payable under clause (iii) above), in each case to the extent permitted by, and subject to, FINRA Rule 5110(c), and (xiii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this SECTION 5.

(b)Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of SECTION 6, SECTION 11(a)(i) or (iii), or SECTION 12(a) hereof, the Company shall reimburse the Underwriters for all of their reasonable, out-of-pocket, accountable and bona fide expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6.Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and as of the Closing Date or any Option Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company in all material respects of its covenants and other obligations hereunder, and to the following further conditions:

(a)Effectiveness of Registration Statement. The Registration Statement has become effective and, at the Closing Date or any Option Closing Date, as applicable, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus or the Prospectus or any Permitted Free Writing Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened; to the Company’s knowledge, the Company has complied, to the Commission’s satisfaction, with each request (if any) from the Commission for additional information (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise); the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission, to the extent required, within the applicable time period prescribed for such filing by, and in compliance with, the 1933 Act Regulations; and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission.

(b)Officers’ Certificate. At the Closing Date and in connection with any Option Closing Date, as applicable, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Date or any Option Closing Date, as applicable, that (i) there has been no Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date or such Option Closing Date, as applicable, and (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or Option Closing Date, as applicable.

(c)Chief Financial Officer’s Certificate. At the Closing Date and any Option Closing Date, as applicable, the Representative shall have received a certificate, dated as of the Closing Date or such Option Closing Date, as applicable, signed by the Chief Financial Officer of the Company with respect to certain financial data contained in the Registration Statement, the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such financial information, in form and substance reasonably satisfactory to the Representative.

(d)Secretary’s Certificate. The Company shall have furnished to the Representative a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(e)Good Standing Certificates. The Representative shall have received at the Closing Date and any Option Closing Date satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing as a foreign entity in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Entities of such jurisdictions.

(f)Opinion of Counsel and Negative Assurance Letter for Company. At the Closing Date and in connection with any Option Closing Date, as applicable, the Representative shall have received the opinion and negative assurance letter, dated the Closing Date or such Option Closing Date, as applicable, of Buchanan Ingersoll & Rooney PC, counsel for the Company, substantially in the form agreed to amongst the parties.

(g)Opinion of Underwriters’ Counsel. At the Closing Date and in connection with any Option Closing Date, as applicable, the Representative shall have received the opinion and negative assurance letter, dated the Closing Date or such Option Closing Date, as applicable, of Sheppard, Mullin, Richter & Hampton LLP, counsel for the several Underwriters.

(h)Auditor Comfort Letters.

At the execution of this Agreement, the Representative shall have received from SingerLewak LLP letters, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

At the execution of this Agreement, the Representative shall have received from SingerLewak LLP letters, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information regarding the Avast Family Safety Mobile Business contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)Bring-down Comfort Letters.

At the Closing Date and any Option Closing Date, as applicable, the Representative shall have received from SingerLewak LLP letters, dated as of the Closing Date or such Option Closing Date, as applicable, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (h)(i) of this SECTION 6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date.

At the Closing Date and any Option Closing Date, as applicable, the Representative shall have received from SingerLewak LLP letters, dated as of the Closing Date or such Option Closing Date, as applicable, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (h)(ii) of this SECTION 6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date.

(j)Lock-Up Agreements. At or prior to the execution of this Agreement, the Representative shall have received the written Lock-Up Agreements substantially in the form attached as Exhibit A from each of the Company’s officers, directors and shareholders listed in Schedule D.

(k)Payment of Structuring Fee. The Company has paid the Representative a structuring fee of $930,000 on the Closing Date.

(l)FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(m)Exchange Listing. The Shares to be delivered on the Closing Date and any Option Closing Date have been approved for listing on Nasdaq, subject to official notice of issuance. The Company shall have filed a Notification: Listing of Additional shares with Nasdaq and shall have received no objection thereto from Nasdaq.

(n)Additional Documents. At the Closing Date and any Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

If any condition specified in this SECTION 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Date or any Option Closing Date and such termination shall be without liability of any party to any other party except as provided in SECTION 5(b) (which shall survive any such termination) and except that SECTION 8, SECTION 9, SECTION 10, SECTION 15, SECTION 16 and SECTION 17 shall survive any such termination and remain in full force and effect.

SECTION 7.Company Acknowledgements.

(a)No Advisory or Fiduciary Relationship. The subscription for, issue and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand.  In connection with the offering of the Shares and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its Subsidiaries or their respective shareholders, creditors, employees or any other party.  No Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company or any of its Subsidiaries on other matters) and the Underwriters have no obligation to the Company with respect to the offering of the Shares except the obligations expressly set forth in this Agreement.  Each Underwriter and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company.  The Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company has consulted with its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b)Research Analyst Independence.  The Company acknowledges that each Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the sale of Shares that differ from the views of their investment banking division.  The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, that nothing in this SECTION 7 shall relieve any Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulation.

SECTION 8.Indemnification.

(a)Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all loss, liability, claim, damage and expense (to the extent documented and reasonably incurred) whatsoever, as incurred, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse any such person promptly upon demand for any legal fees or other expenses reasonably incurred by such person in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, liability, claim, damage and expense, as such fees and expenses are incurred; provided, that this indemnity obligation shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based on any untrue statement or omission or alleged untrue statement or omission of a material fact made in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)Indemnification of Company, Directors and Officers. The Underwriters agree to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense (to the extent documented and reasonably incurred) whatsoever, as incurred, to the extent, but only to the extent, that such untrue statements or omissions, or alleged untrue statements or omissions, was made in the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)Actions against Parties; Notification. Each party to be indemnified hereunder shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought under this Section 7, but failure to notify an indemnifying party shall relieve such indemnifying party from liability hereunder only to the extent it is materially prejudiced as a result thereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after such notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this SECTION 8 for any legal expenses of other counsel or any other expenses in connection with the defense thereof other than reasonable costs of investigation. An indemnified party may participate at its own expense in the defense of any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party shall have failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified person shall have reasonably concluded that there are likely to be defenses available to the indemnified party that are different from, or in addition to, the defenses available to the indemnifying party, (iv) the named parties to any such action (including the impleaded parties) including both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to differing interests between the indemnifying party and any indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this SECTION 8 or SECTION 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9.Contribution. To the extent the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the

Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Shares as set forth on the cover of the Prospectus.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this SECTION 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this SECTION 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this SECTION 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this SECTION 9, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this SECTION 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates, directors and officers shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 10.Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters or their Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Shares.

SECTION 11.Termination of Agreement.

(a)Termination. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (or, in the case of an Option Closing Date that is subsequent to the Closing Date for the Firm Shares), (i) if a Material Adverse Effect shall have occurred, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of material hostilities or escalation thereof or other calamity or crisis or any material adverse change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the good faith judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Shares, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq where trading has not been suspended or materially limited as described in the immediately following clause, (iv) if trading generally on the New York Stock Exchange or The Nasdaq Capital Market has been suspended or materially limited, (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (vi) if a banking moratorium has been declared by either Federal or New York state authorities.

(b)Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in SECTION 5(b) hereof (which shall survive such termination), and provided further that this SECTION 11(b) and SECTION 8, SECTION 9, SECTION 10, SECTION 15, SECTION 16 and SECTION 17 shall survive such termination and remain in full force and effect.

SECTION 12.Default.

(a)By the Company. If the Company shall fail at the Closing Date (or, an Option Closing Date) to issue the number of Shares that it is obligated to issue hereunder, then this Agreement shall terminate without any liability on the part of the Underwriters or any non-defaulting party; provided, that this SECTION 12 and the provisions of SECTION 5, SECTION 8, SECTION 9, SECTION 10, SECTION 15, SECTION 16 and SECTION 17 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default

(b)By the Underwriters.  If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to subscribe for the Firm Shares that it has or they have agreed to purchase hereunder on such date, then the other Underwriters shall be obligated severally, in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to subscribe for the Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, that (x) in no event shall the number of Firm Shares that any Underwriter has agreed to subscribe for pursuant to this Agreement (other than the Representative to the extent, and solely to the extent, set forth in clause (y) below) be increased pursuant to this SECTION 12 by an amount in excess of one-ninth of such number of Firm Shares without the written consent of such Underwriter and (y) if the non-defaulting

Underwriters do not severally, in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, subscribe for the full amount of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date, then the Representative shall be obligated to purchase such number of additional Firm Shares that were not purchased by the defaulting Underwriter(s) as shall be necessary, and only as shall be necessary, for the Company to raise aggregate gross proceeds (i.e., prior to any underwriting discounts or commissions) of $62.0 million in the Offering (for avoidance of doubt, in such event that the Representative shall become obligated to purchase Firm Shares under this clause (y), the aggregate number of Firm Shares to be sold on the Closing Date to the Underwriters shall be equal to the minimum number of shares that shall be sufficient to raise gross proceeds of $62.0 million in the Offering). No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to subscribe for Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Option Shares to be subscribed for on such Option Closing Date, then the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to subscribe for Option Shares to be sold on such Option Closing Date or (ii) subscribe for not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to subscribe for in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 13.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representative shall be directed to B. Riley Securities, Inc. at 11100 Santa Monica Blvd., Suite 800, Los Angeles, California, 90025, Attention:  Michael Guzman and Salomon Kamalodine, with a copy to Sheppard, Mullin, Richter & Hampton LLP, 12775 El Camino Real, Suite 200, San Diego, CA 92130, attention of James Mercer III, Esq. and Robert L. Wernli, Jr., Esq.; notices to the Company shall be directed to Smith Micro Software, Inc., 120 Vantis, Suite 350, Aliso Viejo, CA 92656, attention of William W. Smith Jr., President and Chief Executive Officer, with a copy to Buchanan Ingersoll & Rooney PC, Union Trust Building, 501 Grant Street, Suite 200, Pittsburgh, PA 15219, attention of Jennifer R. Minter, Esq. and Brian Novosel, Esq.

SECTION 14.Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its sHAREholders and affiliates) and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.Venue.  Any legal suit, action or proceeding arising out of this Agreement, or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the Borough of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18.Time. Except as otherwise set forth herein, specified times of day refer to New York Time.

SECTION 19.Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 20.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.  Delivery of a signed Agreement by reliable electronic means, including facsimile, email, or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign) shall be an effective method of delivering the executed Agreement.  This Agreement may be stored by electronic means and either an original or an electronically stored copy of this Agreement can be used for all purposes, including in any proceeding to enforce the rights and/or obligations of the parties to this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

       Sincerely,

COMPANY:

For and on behalf of

           Smith Micro Software, Inc.

By: /s/ Timothy C. Huffmyer

Name: Timothy C. Huffmyer

Title: Vice President and Chief     Financial Officer

CONFIRMED AND ACCEPTED,

as of the date first above written:

B. RILEY SECURITIES, INC.

By:/s/ Jimmy Baker

Name: Jimmy Baker

            Title: Head of Capital Markets

[Underwriting Agreement – Signature Page]

SCHEDULE A

Underwriter	Number of Firm Shares	Number of Option Shares if Maximum Option Exercised
B. Riley Securities, Inc.	5,331,641	799,746
Roth Capital Partners, LLC	2,856,236	428,435
Lake Street Capital Markets, LLC	761,663	114,250
The Benchmark Company, LLC	571,247	85,687
Total	9,520,787	1,428,118

Schedule A-1

SCHEDULE B

General Use Free Writing Prospectuses

None.

Schedule B-1

SCHEDULE C

Pricing Information:

Number of Shares to be Issued by the Company: 9,520,787 (excluding 1,428,118 Option Shares)

Public Offering Price: $6.85 per Share

Underwriting Discount: $0.411 per Share

Proceeds to the Company (before underwriting discount and expenses): $65,217,390.95 (excluding any proceeds from Option Shares)

Documents other than Pricing Prospectus Included in the General Disclosure Package:

None.

Schedule C-1

SCHEDULE D

Persons Subject to Lock-Up

[This Schedule D has been redacted pursuant to Item 601 of Regulation S-K because it (1) is not material to investors and (2) is the type that the registrant treats as private or confidential]

Schedule D-1

EXHIBIT A

Form of Lock-up Agreement

[_____], 2021

B. Riley Securities, Inc.

As Representative of the several Underwriters

c/o B. Riley Securities, Inc.

11100 Santa Monica Boulevard

Suite 800

Los Angeles, CA 90025

Re:  Smith Micro Software, Inc. – Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Smith Micro Software, Inc., a Delaware corporation (the “Company”), and B. Riley Securities, Inc., representative of the underwriters (the “Representative”). Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of shares of common stock, $0.001 par value per share, of the Company (the “Common Shares”), pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Offering”). Terms used herein, but not defined, shall have the meaning ascribed to them in the Underwriting Agreement.

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or a holder of Common Shares or options, warrants, performance units or other securities convertible into or exchangeable for Common Shares, that the undersigned not sell Common Shares in the public market for a reasonable period following the Offering.

The undersigned further recognizes that the Common Shares held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Common Shares of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 60 days after the date set forth on the final prospectus supplement used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Common Shares, or any options or warrants to purchase any Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares

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(such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Common Shares or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Common Shares the undersigned may purchase in the offering.

Notwithstanding the foregoing, the restrictions in the foregoing paragraph shall not apply to:

(i)transfers of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares (A) as a bona fide gift, including to  charitable organizations, or by will or intestacy, (B) to the spouse, domestic partner,  parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin (each, “an immediate family member”) or to a trust, or other entity formed for estate planning purposes, formed for the benefit of the undersigned or of an immediate family member of the undersigned, (C) if the undersigned is a corporation or partnership or limited liability company or other business entity, to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the undersigned or (D) if the undersigned is a trust, to a trustor or beneficiary of the trust; provided, that in the case of any Transfer or distribution pursuant to this clause (i), each transferee, donee or distributee shall sign and deliver a lock-up letter substantially in  the form of this letter;

(iii)transactions by any person other than the Company relating to Common Shares acquired in open market transactions after the completion of the Offering;

(iii)distributions of Common Shares or any security convertible into or exercisable or  exchangeable into for Common Shares to limited partners, members or stockholders of the undersigned; provided, that in the case of any transfer or distribution pursuant to this clause (iii), each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter;

(iv)the receipt by the undersigned from the Company of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares upon the vesting of share or stock awards or the exercise of options or  warrants issued pursuant to the Company’s equity incentive plans or the transfer of Common Shares or any securities convertible into or

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exercisable or exchangeable for Common Shares to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities (including settlement of restricted stock units), in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, insofar as such share or stock award, option or warrant was outstanding on the date of the Underwriting Agreement and would, by its terms, expire, during the Lock-Up Period (except that the requirement of expiration during the Lock-Up Period shall not apply to share or stock awards that by their terms are automatically paid or settled upon vesting); provided, that any such securities issued upon the vesting of such share or stock award or exercise of such option or warrant or other right to acquire Common Shares received by the recipient shall continue to be subject to the restrictions set forth herein;

(v)the establishment of a trading plan pursuant to Rule 10b5-1 under the 1934 Act (“10b5-1 Trading Plan”) for the transfer of Common Shares, provided that (a) sales under any such trading plan may not occur during the Lock-Up Period and (b) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such 10b5-1 Trading Plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such 10b5-1 Trading Plan during the Lock-Up Period;

(vi)the Transfer of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares to the Company pursuant to existing agreements described in or filed as an exhibit to the registration statement with respect to the Offering under which the Company has the option to repurchase such shares or securities or a right of first refusal, as described in the Prospectus, with respect to transfers of such shares or securities;

(vii)if the undersigned is an individual, the Transfer of Common Shares or  any security convertible into or exercisable or exchangeable for Common Shares that occurs by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement; provided, that the undersigned shall use reasonable best efforts to cause the transferee to sign and deliver a lock-up letter substantially in the form of this letter;

(viii)any Transfer of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares pursuant to a bona fide third party tender offer, amalgamation, merger, consolidation or other similar transaction made to all holders of the Common Shares or such other securities involving a “change of control” (as defined below) of the Company following the Offering approved by the Company’s board of directors; provided, that all of the undersigned’s Common Shares or any security convertible into or exchange or exercisable or exchangeable for Common Shares subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; provided, further, that in the event that the tender offer, amalgamation, merger, consolidation or other such transaction is not completed, the Common Shares or such other securities owned by the undersigned shall remain subject to the terms of this agreement (for purposes of this clause (viii), “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the 1934 Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the 1934 Act) of a majority of the total voting power of the voting stock of the Company);

(ix)Transfers of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares to the undersigned’s affiliates or to any investment fund or

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other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to this clause (ix), (A) any such Transfer or distribution shall not involve a disposition for value and (B) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter;

(x)Transfers from an executive officer of Common Shares or any security convertible into or exercisable or exchange for Common Shares to the Company upon death, disability or termination of employment of such executive officer;

(xi)Transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i), (iii) and (ix); provided, that the Common Shares or any security convertible into or exercisable or exchangeable for Common Shares shall continue to be subject to the restrictions set forth herein;

(xii)Transfers pursuant to an order of a court or regulatory agency; provided, that in the case of any transfer or distribution pursuant to this clause (xii), such transferee shall sign and deliver a lock-up letter substantially in the form of this letter;

(xiii)to the Underwriters pursuant to the Underwriting Agreement; or

(xiv)with the prior written consent of the Representative on behalf of the Underwriters.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

This letter agreement shall automatically terminate upon the earliest to occur, if applicable, of: (i) the date the Company provides the Underwriters with notice that it does not intend to proceed with the Offering, but only in the event such notice is given prior to the execution of the Underwriting Agreement; (ii) the termination of the Underwriting Agreement (disregarding the provisions thereof which survive termination); or (iii) [_____], 2021, if the Underwriting Agreement has not been executed by that date.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Sincerely,

_____________________________________

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Exact Name of Shareholder/Officer/Director

______________________________________

Authorized Signature

______________________________________

Title

______________________________________
Date

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